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                                                                  EXHIBIT 10(cc)

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                     BETWEEN

                       PIONEER-STANDARD ELECTRONICS, INC.

                                       AND

                                  ARTHUR RHEIN

                         Amendment and Restatement Effective Date: April 1, 2003

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                                Table of Contents

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                                                                                      Page
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DEFINITIONS.....................................................................        1

TERMINATION OF PRIOR AGREEMENT..................................................        4

EMPLOYMENT TERM.................................................................        4

POSITION, DUTIES, AND RESPONSIBILITIES..........................................        5

SALARY, BONUS AND BENEFITS......................................................        6

TERMINATION OF EMPLOYMENT.......................................................        7

SEVERANCE COMPENSATION..........................................................        8

CHANGE OF CONTROL...............................................................       13

SEVERANCE PLAN..................................................................       15

PLAN AMENDMENTS.................................................................       15

NON-COMPETITION, CONFIDENTIAL INFORMATION AND NON-INTERFERENCE..................       15

ARBITRATION.....................................................................       17

NOTICES ........................................................................       18

ASSIGNMENT; BINDING EFFECT......................................................       19

INVALID PROVISIONS..............................................................       19

ALTERNATIVE SATISFACTION OF COMPANY'S OBLIGATIONS...............................       19

ENTIRE AGREEMENT, MODIFICATION..................................................       20

NON-EXCLUSIVITY OF RIGHTS.......................................................       20

WAIVER OF BREACH................................................................       20

GOVERNING LAW...................................................................       20

WITHHOLDING.....................................................................       20

EXPENSES .......................................................................       21

REPRESENTATION..................................................................       22

SUBSIDIARIES AND AFFILIATES.....................................................       22

NO MITIGATION OR OFFSET.........................................................       22

SOLE REMEDY.....................................................................       22

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                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 30th day of April, 2003, by and between PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (the "Company"), and ARTHUR RHEIN ("Rhein").

                              W I T N E S S E T H:

         WHEREAS, the Company and Rhein (collectively "the Parties") desire to enter into this Amended and Restated Employment Agreement (the "Agreement") as hereinafter set forth;

         NOW, THEREFORE, the Company and Rhein agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1 when used in this Agreement. Certain other terms are defined in the body of this Agreement.

                  (a) Agreement. The term "Agreement" shall mean this Amended and Restated Employment Agreement, as it may be amended from time to time.

                  (b) Annual Incentive Plan. The term "Annual Incentive Plan" shall mean the Pioneer-Standard Electronics, Inc. Annual Incentive Plan or individual annual incentive arrangement which is approved by the Compensation Committee.

                  (c) Base Salary. The term "Base Salary" shall mean the salary provided for in Section 5 or any increased salary granted to Rhein in accordance with Section 5.

                  (d) Board. The term "Board" shall mean the Board of Directors of the Company.

                  (e)      Cause.  The term "Cause" shall mean:

                           (i)      Commission by Rhein (evidenced by a
                                    conviction or written, voluntary and freely given confession) of a criminal act constituting a felony involving fraud or moral turpitude;

                           (ii) Commission by Rhein of a material breach or material default of any of Rhein's agreements or obligations under any provision of this Agreement, including, without limitation, Rhein's agreements and obligations under Subsections 4(a) through 4(e) or Section 11

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                                    of this Agreement, which is not
                                    substantially cured within ninety (90) days after the Board gives written notice thereof to Rhein;

                           (iii) Commission by Rhein, when carrying out Rhein's duties under this Agreement, of acts or the omission of any act, which constitutes willful misconduct or which constitutes gross negligence and results in material economic harm to the Company or has a materially adverse effect on the Company's operations, properties or business relationships; or

                           (iv) A substantial and continued failure or refusal by Rhein to perform under this Agreement which Rhein shall have failed to remedy within ninety (90) days after his receipt of written notice from the Board.

                  (f) Change in Control. The term "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to
                           Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement, regardless of whether the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), excluding The Pioneer Stock Benefit Trust, any employee benefit plan of the Company, any trust established under any employee benefit plan of the Company, or any trustee of any trust established under any employee benefit plan of the Company, becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, or (b) during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, individuals who, at the beginning of such twelve (12) month period were directors of the Company for whom Rhein, as a shareholder, shall have voted, cease for any reason to constitute at least a majority of the Board.

                  (g)      Company. The term "Company" shall mean
                           Pioneer-Standard Electronics, Inc., an Ohio corporation, and its successors and assigns to the extent permitted under this Agreement.

                  (h) Compensation Committee. The term "Compensation Committee" shall mean the Compensation Committee of the Board or its successor.

                  (i) Disability. The term "Disability" shall mean a condition resulting from illness or accident which has prevented Rhein from performing his duties under this Agreement for a period of six (6) consecutive months. The

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                           Employment Term shall be deemed to have ended as of
                           the close of business on a day designated by the Company, which shall not be earlier than (x) the last day of such period of six (6) consecutive months and
                           (y) the day on which the Company provides written notice pursuant to Subsection 6(b) of this Agreement.

                  (j) Effective Date. The term "Effective Date" shall mean the effective date of this amended and restated Agreement, which shall be April 1, 2003.

                  (k) Employment Term. The term "Employment Term" shall have the meaning set forth in Subsection 3(b) of this Agreement.

                  (l) Good Reason. The term "Good Reason" shall mean the occurrence of any of the following:

                           (i) there is any reduction in Rhein's title or position or change in his reporting relationship;

                           (ii) there is a material reduction in Rhein's duties or responsibilities;

                           (iii) Rhein's compensation is reduced or his participation in any benefit plan, program or arrangement is eliminated, or benefits payable to Rhein under any such plan, program or arrangement or Rhein's perquisites are materially reduced or restricted, except where either (A) such reduction, restriction, elimination or other change is both generally applicable to all members of senior management and does not reduce either Rhein's annual salary or Target Annual Bonus, or (B) such reduction, restriction, elimination or other change is merely the result of application of a formula measuring individual or corporate performance or both;

                           (iv) there is a material breach or material default by the Company or its successor of any of its agreements or obligations under any provision of this Agreement, unless such breach or default is substantially cured within a reasonable period of time (hereby defined as ten (10) days for simple non-payment of an agreed amount without any related issues and ninety (90) days in all other cases) after written notice advising the Company or its successor of the acts or omissions constituting such breach or default has been received by the Company;

                           (v) there is any relocation of Rhein's principal place of work with the Company or its successor to a location that exceeds by fifty (50) miles the distance from the location of his residence at the time of such relocation to the headquarters of the Company as of the date of this Agreement; or

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                           (vi)     the failure of the Company to obtain an
                                    agreement from any successor to the Company to assume this Agreement as contemplated by
                                    Section 14 of this Agreement.

                  (m) Parties. The term "Parties" shall mean the Company and Rhein.

                  (n) Pro Rata. The term "Pro Rata" shall mean, when used with respect to the Company's Annual Incentive Plan, a fraction, the numerator of which is the number of days that Rhein was employed by the Company in the applicable performance period (typically one fiscal year of the Company) and the denominator of which shall be the number of days in the applicable performance period.

                  (o) Retirement. The term "Retirement" shall have the definition ascribed to such term in the Company's Supplemental Executive Retirement Plan as in effect on the Effective Date.

                  (p) Severance Benefit Plan. The term "Severance Benefit Plan" shall mean any plan, policy or arrangement providing severance benefits for executive officers (and any other employees) of the Company.

                  (q) Target Annual Bonus. The term "Target Annual Bonus" shall mean Rhein's target annual incentive opportunity under the Annual Incentive Plan.

         2. AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. This Agreement amends and restates the employment agreement between the Parties dated as of January 29, 2002 and shall be deemed effective as of 12:00 a.m. on the Effective Date. Amendment and restatement of the employment agreement does not revoke any right that either party to the agreement had with respect to periods prior to the Effective Date.

         3.       EMPLOYMENT TERM.

                  (a) During the Employment Term, the Company shall employ Rhein, and Rhein shall serve the Company, as President and Chief Executive Officer, based on the terms and subject to the conditions set forth herein.

                  (b) The Employment Term shall commence on the Effective Date and shall end on the date immediately preceding the third (3rd) anniversary of the Effective Date, provided that the Employment Term may terminate prior to the date specified above in this Subsection 3(b) as provided in Section 6 hereof.

                  (c)      Not later than six (6) months prior to the third
                           (3rd) anniversary of the Effective Date, the Company shall commence negotiations with Rhein with respect to the terms of his employment with the Company. If this

                                       4
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                           Agreement terminates without a new employment
                           agreement having been executed by the Company and Rhein by the date of such termination, Rhein's employment with the Company shall thereafter continue at will, and, unless Rhein and the Company shall enter into a new employment agreement not later than sixty (60) days following the date of such termination or shall otherwise agree, Rhein shall have the right to terminate such employment during the period from the sixty-first (61st) through the one hundred twentieth (120th) day following the expiration of the Employment Term, upon which termination of employment he shall be entitled to receive, notwithstanding the expiration of the Employment Term, the severance compensation described under Subsection 7(d) hereof. Furthermore, if the Company and Rhein have not entered into a new employment agreement as provided in the preceding sentence, and if Rhein's employment shall be terminated by the Company other than for Cause during the one hundred twenty (120) day period following the expiration of the Employment Term, upon such termination of employment, Rhein shall be entitled to receive, notwithstanding the expiration of the Employment Term, the severance compensation described in Subsection 7(d) hereof.

         4. POSITION, DUTIES, AND RESPONSIBILITIES. At all times during the Employment Term, Rhein shall:

                  (a) Hold the position of President and Chief Executive Officer of the Company reporting to the Board;

                  (b) Have those duties and responsibilities, and the authority, customarily possessed by the Chief Executive Officer of a major corporation and such additional duties as may be assigned to Rhein from time to time by the Board which are consistent with the position of Chief Executive Officer of a major corporation;

                  (c) For so long as Rhein shall serve as Chief Executive Officer of the Company, be nominated by the Board for election as a Director at such time as the nominees for the class of Directors of which Rhein is a member (as of the Effective Date, Class C) are being proposed for election at the annual meeting of shareholders of the Company;

                  (d) Adhere to such reasonable written policies and directives as may be promulgated from time to time by the Board and which are applicable to executive officers of the Company; and

                  (e) Devote Rhein's entire business time, energy, and talent (subject to vacation time in accordance with the Company's policy applicable to executive officers, illness or injury) to the business, and to the furtherance of the purposes and objectives, of the Company, and neither directly nor

                                       5

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                           indirectly act as an employee of or render any
                           business, commercial, or professional services to any other person, firm or organization for compensation, without the prior written approval of the Board.

         Nothing in this Agreement shall preclude Rhein from devoting reasonable periods of time to charitable and community activities or the management of Rhein's investment assets, provided such activities do not interfere with the performance by Rhein of Rhein's duties hereunder. Furthermore, service by Rhein on the boards of directors of up to two (2) noncompeting companies (in addition to affiliates of the Company) shall not be deemed to be a violation of this Agreement, provided such service does not interfere with the performance of Rhein's duties hereunder.

         5. SALARY, BONUS AND BENEFITS. For services rendered by Rhein on behalf of the Company during the Employment Term, the following salary, bonus and benefits shall be provided to Rhein by the Company during such Employment
Term:

                  (a) The Company shall pay to Rhein, in equal installments, according to the Company's then current practice for paying its executive officers in effect from time to time during the Employment Term, an annual Base Salary at the initial rate of Six Hundred Twenty-five Thousand Dollars ($625,000.00). This salary shall be subject to annual review, at the beginning of each fiscal year of the Company commencing with Fiscal Year 2004, by the Compensation Committee or the Board and may be increased, but not decreased, to the extent, if any, that the Compensation Committee, or the Board, may determine.

                  (b) Rhein shall participate in the Annual Incentive Plan. Rhein's Target Annual Bonus will be one hundred percent (100%) of his annual Base Salary, with a range of zero percent (0%) to two hundred fifty percent (250%) of his annual Base Salary.

                  (c) Rhein shall be eligible for participation in such other benefit plans, including, but not limited to, the Company's Retirement Plan, Severance Benefit Plan, 2000 Stock Incentive Plan, Supplemental Executive Retirement Plan, Benefit Equalization Plan, Short-Term and Long Term Disability Plans, Group Term Life Insurance Plan, Medical Plan, and Dental Plan, as the Company may adopt from time to time and in which the Company's executive officers, or employees in general, are eligible to participate. This Subsection 5(c) shall not be deemed to prevent participation in any special plan or arrangement providing special benefits to Rhein which are not available to other employees. Such participation shall be subject to the terms and conditions set forth in the applicable plan documents. As is more fully set forth in Section 9 hereof, Rhein shall not be entitled to duplicative payments under this Agreement and any Severance Benefit Plan.

                  (d) Without limiting the generality of Subsection 5(c) above, as soon as reasonably possible following the Effective Date, and thereafter throughout the Employment Term, Rhein shall be provided with life insurance protection, at the Company's expense, in an aggregate amount of not less than two hundred percent (200%) of his earnings from the Company as reported on IRS Form W-2 for the preceding calendar year.

                  (e) Without limiting the generality of Subsection 5(c) above, Rhein shall be entitled to an automobile allowance in accordance with the Company's automobile policy for its executive officers (but not less than Twelve Thousand Dollars ($12,000.00) per year), an allowance for estate, financial and tax planning of Ten Thousand Dollars ($10,000.00) per year, and reimbursement for reasonable club dues and membership fees consistent with the Company's past practice.

                  (f) Without limiting the generality of Subsection 5(c) above, Rhein shall be entitled to director's and officer's liability insurance coverage with respect to claims against Rhein arising in connection with his activities performed on behalf of or in connection with his service as an officer or Director of the Company or any affiliate.

         6. TERMINATION OF EMPLOYMENT. As indicated in Subsection 3(b), the Employment Term may terminate prior to the date specified therein as follows:

                  (a) Death. Rhein's employment hereunder will terminate without further notice upon the death of Rhein.

                  (b) Disability. The Company may terminate Rhein's employment hereunder effective immediately upon giving written notice of such termination for "Disability."

                  (c) Termination for Cause. The Company may terminate Rhein's employment hereunder effective immediately upon giving written notice of such termination for "Cause." In order for Rhein's termination to be deemed to be for Cause, the Company shall, within sixty (60) days following the later of the event constituting Cause or the Company's actual knowledge thereof, give written notice to Rhein on or before the date of termination of employment for Cause stating that the Company is terminating Rhein's employment with the Company and specifying in detail the reasons for such termination. If Rhein does not object to such notice by notifying the Company in writing within ten (10) business days following the date of Rhein's receipt of the Company's notice of termination, Rhein shall be deemed to have agreed that such termination was for Cause. If the Company fails to give such timely notice of termination for Cause, its right to terminate Rhein's employment for Cause with respect to such event shall be permanently waived. Non-

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                           notification by the Company with respect to a
                           specific event constituting Cause does not preclude the Company from filing a notice with respect to a subsequent event constituting Cause.

                  (d) Termination Not for Cause. The Company may terminate Rhein's employment hereunder without Cause at any time upon thirty (30) days written notice.

                  (e) Resignation for Good Reason. Rhein may terminate his employment hereunder effective immediately upon giving written notice of such termination for "Good Reason." In order for Rhein's termination to be deemed to be for Good Reason, Rhein shall, within sixty (60) days following the later of the event constituting Good Reason or his actual knowledge thereof, give written notice to the Company on or before the date of termination of employment for Good Reason stating that Rhein is terminating employment with the Company and specifying in detail the reasons for such termination. If the Company does not object to such notice by notifying Rhein in writing within ten (10) business days following the date of the Company's receipt of Rhein's notice of termination, the Company shall be deemed to have agreed that such termination was for Good Reason. If Rhein fails to give such timely notice of termination for Good Reason, his right to resign for Good Reason with respect to such event shall be permanently waived. Non-notification by Rhein with respect to a specific event constituting Good Reason does not preclude Rhein from filing a notice with respect to a subsequent event constituting Good Reason.

                  (f) Resignation Not for Good Reason. Rhein may terminate his employment hereunder without Good Reason at any time upon thirty (30) days written notice.

                  (g) Retirement. Rhein may terminate his employment due to his Retirement.

         7. SEVERANCE COMPENSATION. If Rhein's employment terminates, the following severance provisions will apply:

                  (a) Death. If Rhein's employment is terminated by his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following:

                           (i) Base Salary through the end of the month of his death;

                           (ii) Pro Rata award under the Annual Incentive Plan for the year of his death, payable when such awards are payable to other officers;

                           (iii) All of Rhein's then outstanding stock options, whether or not then exercisable, shall become exercisable in full, and then outstanding

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

                                    stock options which were granted to Rhein after the Effective Date shall not terminate prior to the end of their respective terms;

                           (iv) Restrictions on Rhein's restricted stock shall lapse;

                           (v) Director's and officer's liability insurance coverage as described in Subsection 5(f) for the two (2) year period following the date of his death; and

                           (vi) Such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company.

                  (b) Disability. If Rhein's employment is terminated due to his Disability, he shall be entitled to the following:

                           (i) Base Salary through the end of the month of the termination of his employment;

                           (ii) Pro Rata award under the Annual Incentive Plan for the year of his termination of employment, payable when such awards are payable to other officers;

                           (iii) All of Rhein's then outstanding stock options, whether or not then exercisable, shall become exercisable in full, and then outstanding stock options which were granted to Rhein after the Effective Date shall not terminate prior to the end of their respective terms;

                           (iv) Restrictions on Rhein's restricted stock shall lapse;

                           (v) Director's and officer's liability insurance coverage as described in Subsection 5(f) until the later of the date on which Rhein attains age sixty-five (65) or the date which is two (2) years from the date of such termination of employment;

                           (vi) Such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company; and

                           (vii) Rhein's life insurance provided under Subsection 5(d) and medical insurance coverage substantially equivalent to the coverage to Rhein, his spouse and dependents provided under the Company's Medical Plan at the time of such termination due to Rhein's Disability shall continue in effect until Rhein attains age sixty-five (65).

                  (c) Retirement. If Rhein's employment is terminated due to his Retirement, he shall be entitled to the following:

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                           (i)      Base Salary through the end of the month of
                                    the termination of his employment;

                           (ii) Pro Rata award under the Annual Incentive Plan for the year of his termination of employment, payable when such awards are payable to other officers;

                           (iii) All of Rhein's then outstanding stock options, whether or not then exercisable, shall become exercisable in full, and then outstanding stock options which were granted to Rhein after the Effective Date shall not terminate prior to the end of their respective terms;

                           (iv) Director's and officer's liability insurance coverage as described in Subsection 5(f) until the later of the date on which Rhein attains age sixty-five (65) or the date which is two (2) years from the date of his termination of employment;

                           (v) Such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company; and

                           (vi) Rhein's life insurance provided under Subsection 5(d) and medical insurance coverage substantially equivalent to the coverage to Rhein, his spouse and his dependents provided under the Company's Medical Plan at the time of such Retirement shall continue in effect until Rhein attains age sixty-five (65).

                           If Rhein dies under the conditions described in Subsection 7(a) at a time when he could have retired and satisfied the requirements for Retirement under this Subsection 7(c), or if Rhein's termination of employment qualifies as both a Retirement and another type of termination described in Subsection 7(b), 7(d), 7(e) or 8(a), the following provisions of this Subsection 7(c) shall explain the interaction of this Subsection 7(c) and such other Subsection. If Rhein shall die as provided in Subsection 7(a) at a time when he could have retired and satisfied the requirements for Retirement, Subsection 7(a) generally will apply rather than this Subsection 7(c) but, in addition, medical insurance coverage substantially equivalent to the coverage Rhein's spouse and his dependents were provided under the Company's Medical Plan at the time of Rhein's death shall continue in effect until Rhein would have attained age sixty-five (65). If Rhein's termination of employment occurs at a time when Rhein could have retired and satisfied the requirements for Retirement under this Subsection 7(c) and also is a type of termination described in Subsection 7(b) (Disability), 7(d) (Protected Termination), or 8(a) (termination under certain circumstances in connection with a Change in Control), the provisions of such Subsection 7(b), 7(d), or 8(a), as applicable, generally

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                           will apply rather than this Subsection 7(c);
                           provided, however, that the Company intends that the following beneficial provisions of this Subsection 7(c) will apply in such case if more favorable to Rhein, his spouse, dependents or beneficiaries, as the case may be, than the corresponding benefits provided under such Subsection 7(b), 7(d) or 8(a), as applicable: (A) upon such termination of employment, all of Rhein's then outstanding stock options, whether or not then exercisable, shall become exercisable in full, and then outstanding stock options which were granted to Rhein after the Effective Date shall not terminate prior to the end of their respective terms; and (B) Rhein's life insurance provided under Subsection 5(d) and medical insurance coverage substantially equivalent to the coverage to Rhein, his spouse and his dependents provided under the Company's Medical Plan at the time of such termination of employment shall continue in effect until Rhein attains age sixty-five (65). If Rhein's termination of employment occurs at a time when Rhein could have retired and satisfied the requirements for Retirement under this Subsection 7(c) and also is a type of termination described in Subsection 7(e) (Unprotected Termination), (x) the provisions of such Subsection 7(e) shall apply if such termination is a termination of Rhein's employment by the Company for Cause and (y) the provisions of this Subsection 7(c) shall apply if such termination is a termination of employment by Rhein other than for Good Reason.

                  (d) Protected Termination. If Rhein's employment is terminated by the Company other than due to his Disability or for Cause or is terminated by Rhein for Good Reason, he shall be entitled to the following:

                           (i)      Base Salary through the date of his
                                    termination of his employment;

                           (ii) Pro Rata award under the Annual Incentive Plan for the year of his termination of employment, payable when such awards are payable to other officers;

                           (iii) Payment of his annual Base Salary and Target Annual Bonus as follows:

                                    (A)     For the one year period from the
                                            date of such termination of
                                            employment, the Company shall (x)
                                            continue to pay Rhein's annual Base
                                            Salary at the times specified in
                                            Subsection 5(a) and (y) pay Rhein,
                                            in equal monthly amounts, an amount
                                            equal to Rhein's Target Annual Bonus
                                            for the year of his termination of
                                            employment; and

                                    (B)     Within thirty (30) days following
                                            the date which is one year from the
                                            date of such termination of
                                            employment, the Company shall pay
                                            Rhein, in a single sum, an amount
                                            equal
                                            to the sum of (x) his annual Base
                                            Salary plus (y) his Target Annual
                                            Bonus for the year of his
                                            termination of employment.

                           (iv) For the period of two (2) years from the date of such termination of employment (such two (2) year period is hereinafter referred to as the "Payment Term"), such other benefits shall be payable as shall be provided under the relevant plans and arrangements of the Company;

                           (v) Director's and officer's liability insurance coverage as described in Subsection 5(f) until the later of the date on which Rhein attains age sixty-five (65) or the date which is two (2) years from the date of his termination of employment;

                           (vi) Rhein's life insurance shall continue in effect throughout the Payment Term;

                           (vii) Throughout the Payment Term, Rhein shall be entitled to an automobile allowance in accordance with the Company's automobile policy for its executive officers (but not less than Twelve Thousand Dollars ($12,000.00) per year), an allowance for estate, financial and tax planning of Ten Thousand Dollars ($10,000.00) per year, and reimbursement for reasonable club dues and membership fees consistent with the Company's past practice; and

                           (vii) Throughout the Payment Term, Rhein shall enjoy continued participation in all of the benefit plans of the Company in which he was a participant at the time of his termination of employment.

                  (e) Unprotected Termination. If Rhein's employment hereunder terminates due to Rhein's termination by the Company for Cause or termination by Rhein other than for Good Reason or Retirement, then no further compensation or benefits will be provided to Rhein by the Company under this Agreement following the date of such termination of employment other than payment of compensation earned to the date of termination of employment but not yet paid. As more fully and generally provided in Section 18 hereof, this Subsection 7(e) shall not be interpreted to deny Rhein any benefits to which he may be entitled under any plan or arrangement of the Company applicable to Rhein. Likewise, this Subsection 7(e) shall not be interpreted to entitle Rhein to a bonus under the Annual Incentive Plan following Rhein's termination of employment except as provided in the Annual Incentive Plan.

                  (f) Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, other than Section 18 hereof, if Rhein breaches any of Rhein's obligations under Section 11 hereof, and such breach is not substantially cured within ninety (90) days after the Board gives written notice thereof to Rhein, no further severance payments or other benefits will be payable to Rhein under this Section 7.

         8.       CHANGE IN CONTROL.

                  (a) In General. If the Company shall terminate Rhein's employment other than for Disability or Cause or if Rhein shall terminate his employment, and such termination shall occur in connection with a Change in Control as described in Subsection 8(b) hereof, there shall be paid to Rhein, within thirty (30) days following such termination of employment, a single sum payment equal to the sum of the Base Salary and Target Annual Bonus payments provided for in Subsection 7(d)(iii), except that the amount of such payment shall be three (3) times the sum of Rhein's annual Base Salary and Target Annual Bonus for the year of his termination of employment. Such single sum payment shall be in lieu of such payments of Base Salary and Target Annual Bonus provided for in Subsection 7(d)(iii). The other payments and benefits provided for in Subsection 7(d) shall be provided as set forth in Subsection 7(d), except that, for such purpose, the Payment Term shall be deemed to be a three (3) year period from the date of Rhein's termination of employment. In addition, all of Rhein's then outstanding stock options, whether or not then exercisable, shall become exercisable in full and then outstanding stock options which were granted to Rhein after the Effective Date shall not terminate prior to the end of their respective terms and restrictions on Rhein's restricted stock shall lapse.

                  (b) In Connection with a Change in Control. For purposes of this Agreement, Rhein's termination of employment shall be considered "in connection with" a Change in Control as defined in Section 1 either:

                           (i) if such termination of employment is by the Company other than for Disability or for Cause or such termination of employment is by Rhein for any reason and, in any such case, occurs within the one (1) year period commencing on a Change in Control; or

                           (ii) if such termination of employment is by the Company other than for Disability or for Cause or such termination of employment is by Rhein for Good Reason and, in any such case, occurs within the period commencing on the commencement date of a tender offer for the Company's Common Shares, the execution of a letter of intent or the execution of a definitive agreement which, in each case, could reasonably be expected to lead to a Change in Control as defined in Section 1 hereof, and ending on either (A) the date of the Change in Control resulting from such tender offer or the consummation of the transaction contemplated by such letter of intent or such definitive agreement, as the case may be, or (B) the date as of which the Board determines in good faith that such tender offer has been withdrawn or has reached a final conclusion not resulting in a Change in Control or the transaction contemplated by such letter of intent or such definitive agreement is not to be consummated or if consummated, will not lead to a Change in Control, as the case may be.

                  (c) Section 280G Protection. Rhein shall be entitled to a cash payment (the "Excise Tax Gross-Up Payment") equal to the amount of excise taxes which Rhein is required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), as a result of any "parachute payments" as defined in
                           Section 280G(b)(2) of the Code made by or on behalf of the Company or any successor thereto, under this Agreement or otherwise, resulting in an "excess parachute payment" as defined in Section 280G(b)(1) of the Code. In addition to the foregoing, the Excise Tax Gross-Up Payment due to Rhein under this Section 8 shall be increased by the aggregate of the amount of federal, state and local income, excise and penalty taxes, and any interest on any of the foregoing, for which Rhein will be liable on account of the Excise Tax Gross-Up Payment to be made under this Section 8, such that Rhein will receive the Excise Tax Gross-Up Payment net of all income, excise and penalty taxes, and any interest on any of the foregoing, imposed on Rhein on account of the receipt of the Excise Tax Gross-Up Payment. The computation of the Excise Tax Gross-Up Payment shall be determined, at the expense of the Company or its successor, by an independent accounting, actuarial or consulting firm selected by the Company or its successor. Such Excise Tax Gross-Up Payment shall be made by the Company or its successor at such time as the Company or its successor shall determine, in its sole discretion, but in no event later than the date five (5) business days before the due date, without regard to any extension, for filing Rhein's federal income tax return for the calendar year for which it is determined that excise taxes are payable under
                           Section 4999 of the Code. Notwithstanding the foregoing, there shall be no duplication of payments by the Company or its successor under this Section 8 in respect of excise taxes under Section 4999 of the Code to the extent the Company or its successor is making payments in respect of such excise taxes under any other arrangement with Rhein. In the event that Rhein is ultimately assessed with excise taxes under
                           Section 4999 of the Code which exceed the amount of excise taxes used in computing Rhein's payment under this Section 8, the Company or its successor shall indemnify Rhein for such additional excise taxes plus any additional excise taxes, income taxes, interest and penalties resulting from the additional excise taxes and the indemnity hereunder.

         9. SEVERANCE PLAN. It is the intention of the Parties that this Agreement provide special benefits to Rhein. If benefits shall be payable pursuant to this Agreement due to a cause compensable under the Company's Severance Benefit Plan, benefits pursuant to this Agreement shall be in lieu of, and not duplicative of, corresponding benefits under the Company's Severance Benefit Plan.

         10. PLAN AMENDMENTS. To the extent any provisions of this Agreement modify the terms of any existing plan, policy or arrangement affecting the compensation or benefits of Rhein, as appropriate, (a) such modification as set forth herein shall be deemed an amendment to such plan, policy or arrangement as to Rhein, and both the Company and Rhein hereby consent to such amendment, (b) the Company will appropriately modify such plan, policy or arrangement to correspond to this Agreement with respect to Rhein, or (c) the Company will provide an "Alternative Benefit," as defined in Section 16 hereof, to or on behalf of Rhein in accordance with the provisions of such Section 16.

         11.      NON-COMPETITION, CONFIDENTIAL INFORMATION AND
NON-INTERFERENCE.

                  (a) Non-Competition. In consideration of this Agreement, Rhein agrees that, during the Employment Term and the longer of (i) the Payment Term or (ii) the two (2) year period following Rhein's termination of employment, Rhein shall not (except in the case of an involuntary termination of employment not for Cause or a voluntary termination of employment, either of which occurs within one (1) year after a Change in Control) become an officer, director, joint venturer, employee, consultant or five percent (5%) shareholder (directly or indirectly) of, or promote or assist (financially or otherwise), any entity which directly competes with any business of the Company or any of its affiliates in which the Company or such affiliate(s) are engaged as of the date of such termination of employment and which constitutes, on a consolidated basis, at least one percent (1%) of the Company's revenues. Rhein understands that the foregoing restrictions may limit his ability to engage in certain business pursuits during the period provided for herein, but acknowledges that he will receive sufficiently higher remuneration and other benefits from the Company hereunder than he would otherwise receive to justify such restriction. Rhein acknowledges that he understands the effect of the provisions of this Subsection 11(a), and that he has had reasonable time to consider the effect of these provisions, and that he was encouraged to and had an opportunity to consult an attorney with respect to these provisions.

                  (b) Confidential Information. Except for information which is already in the public domain, or which is publicly disclosed by persons other than Rhein, or which is required by law or court order to be disclosed, or information given to Rhein by a third party not bound by any obligation of confidentiality, Rhein shall at all times during and after his employment with the Company hold in strictest confidence any and all confidential information within his knowledge (whether acquired prior to or during his employment with the Company) concerning the inventions, products, processes, methods of distribution, customers, services, business, suppliers or trade secrets of the Company, except that Rhein may, in connection with the performance of his duties to the Company, divulge confidential or proprietary information to the directors, officers, employees and shareholders of the Company and to the advisors, accountants, attorneys or lenders of the Company or such other individuals as deemed prudent in the course of business to carry out the responsibilities and duties of his position, or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires Rhein to divulge, disclose or make accessible such information. In the event that Rhein is so ordered, Rhein shall so advise the Company in order to allow the Company to object to or otherwise resist such order. Such confidential information includes, without limitation, financial information, sales information, price lists, marketing data, the identity and lists of actual and potential customers and technical information, all to the extent that such information is not intended by the Company for public dissemination.

                           Rhein also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, any Company document, contract, internal financial or management reports, customer list, product list, price list, catalog, employee list, procedures, software, MIS data, drawing, blueprint, specification or other document of the Company, its subsidiaries, affiliates and divisions, which is of a confidential nature relating to the Company, its subsidiaries, affiliates and divisions, or, without limitation, relating to its or their methods of purchase or distribution, or any description of any trade secret, formulae or secret processes.

                  (c) Noninterference. Rhein agrees that, during the Employment Term and the longer of (i) the Payment Term or (ii) two (2) years after Rhein's termination of employment, Rhein shall not (except in the case of an involuntary termination of employment not for Cause or a voluntary termination of employment, either of which occurs within one (1) year after a Change in Control), without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any employee, agent, consultant or other representative or associate of the Company to terminate his or her employment, representation or other relationship with the Company, or in any way directly or indirectly interfere with any relationship between the Company and its suppliers or customers.

                  (d) Remedy. Rhein understands, acknowledges and agrees that Subsections 11(a), 11(b) and 11(c) hereof were negotiated at arms length and are required for the fair and reasonable protection of the Company. Nevertheless, if any aspect of these restrictions is found to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, the Company and Rhein intend for such restrictions to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. Rhein and the Company further acknowledge and agree that a breach of those obligations and agreements will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law and, therefore, Rhein and the Company agree that in the event of any breach of said obligations and agreements the Company, and its successors and assigns, shall be entitled to injunctive relief (without bond or security), including immediate injunctive relief restraining any threatened or further breach without the necessity of proof of actual damage, and such other and further relief, including monetary damages, as is proper in the circumstances. It is further agreed that the running of the periods provided in Subsections 11(a) and 11(c) hereof shall be tolled during any period which Rhein shall be adjudged to have been in violation of any of his obligations under such Sections.

         12. ARBITRATION. The following arbitration rules shall apply to this Agreement:

                  (a) In the event that Rhein's employment shall be terminated by the Company during the Employment Term or the Company shall withhold payments or provision of benefits because Rhein is alleged to be engaged in activities prohibited by Section 11 hereof or for any other reason, Rhein shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration in the metropolitan area of Cleveland, Ohio, under the Commercial Arbitration Rules of the American Arbitration Association by serving a notice to arbitrate upon the Company or to institute a judicial proceeding, in either case within one hundred and twenty (120) days after having received notice of termination of his employment.

                  (b) Without limiting the generality of Subsection 12(a), this Subsection 12(b) shall apply to termination asserted to be for "Cause" or for "Good Reason." In the event that (i) the Company terminates Rhein's employment for Cause and Rhein submits a written objection to the Company within the ten (10) days specified in Subsection 6(c) hereof, or (ii) Rhein resigns his employment for Good Reason and the Company submits a written objection to Rhein within the ten (10) days specified in Subsection 6(e) hereof, the Company and Rhein each shall have thirty
                           (30) days after the date of such written objection to demand of the American

                           Arbitration Association in writing (with a copy to the other Party) that arbitration be commenced to determine whether Cause or Good Reason, as the case may be, existed with respect to such termination or resignation. The Parties shall have thirty (30) days from the date of such written request to select such third party arbitrator. Upon the expiration of such thirty (30) day period, the Parties shall have an additional thirty (30) days in which to present to such third party arbitrator such arguments, evidence or other material (oral or written) as may be permitted and in accordance with such procedures as may be established by such third party arbitrator. The thirty party arbitrator shall furnish a written summary of his findings to the Parties not later than thirty (30) days following the last day on which the parties were entitled to present arguments, evidence or other material to the third party arbitrator.

         During the period of resolution of a dispute under this Subsection 12(b), Rhein shall receive no compensation by the Company (other than payment by the Company of premiums due before or during such period on any insurance coverage applicable to Rhein hereunder) and Rhein shall have no duties for the Company. If the arbitrator determines that the Company did not have Cause to terminate Rhein's employment or that Rhein had Good Reason to resign his employment, as the case may be, the Company shall promptly pay Rhein in a lump sum any compensation to which Rhein would have been entitled, for the period commencing with the date of Rhein's termination or resignation and ending on the date of such determination, had his employment not been terminated or had he not resigned.

         13. NOTICES. For purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If the notice is to the Company:

                           Pioneer-Standard Electronics, Inc.
                           6065 Parkland Boulevard
                           Mayfield Heights, OH 44124
                           Attention: Secretary or Assistant Secretary

                  (b)      If the notice is to Rhein:

                           Arthur Rhein
                           40 Stonehill Lane
                           Moreland Hills, Ohio 44022
                           with a copy to:

                           Elliot M. Kaufman, Esq.
                           Elliot M. Kaufman Co., LPA
                           1392 SOM Center Road
                           Cleveland, Ohio 44124

or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

         14. ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs (in the case of Rhein) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall be a condition precedent to the consummation of any such transaction that the assignee or transferee expressly assumes the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Rhein under this Agreement may be assigned or transferred by Rhein other than Rhein's rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in this Section 14.

         Rhein shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Rhein's death by giving the Company written notice thereof. In the absence of such a selection, any compensation or benefit payable under this Agreement following the death of Rhein shall be payable to Rhein's spouse, or if such spouse shall not survive Rhein, to Rhein's estate. In the event of Rhein's death or a judicial determination of Rhein's incompetence, reference in this Agreement to Rhein shall be deemed, where appropriate, to refer to Rhein's beneficiary, estate or other legal representative.

         15. INVALID PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, the Parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.

         16. ALTERNATIVE SATISFACTION OF COMPANY'S OBLIGATIONS. In the event this Agreement provides for payments or benefits to or on behalf of Rhein which cannot be provided under the Company's benefit plans, policies or arrangements either because such plans, policies or arrangements no longer exist or no longer provide such benefits or because provision of such benefits to Rhein would adversely affect the tax qualified or tax advantaged status of such plans, policies or arrangements for Rhein or other participants therein, the Company may provide Rhein with an "Alternative Benefit," as defined in this Section 16, in lieu thereof. The Alternative Benefit is a benefit or payment which places Rhein and Rhein's dependents or beneficiaries, as the case may be, in at least as good of an economic position as if the benefit promised by this Agreement (a) were provided exactly as called for by this Agreement, and (b) had the favorable economic, tax and legal characteristics customary for plans, policies or arrangements of that type. Furthermore, if such adverse consequence would affect Rhein or Rhein's dependents, Rhein shall have the right to require that the Company provide such an Alternative Benefit.

         17.      ENTIRE AGREEMENT, MODIFICATION. Subject to the provisions of
Section 18 hereof, this Agreement contains the entire agreement between the Parties with respect to the employment of Rhein by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties, whether oral or written. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing, specifically referring hereto, and signed by both Parties.

         18. NON-EXCLUSIVITY OF RIGHTS. Notwithstanding the foregoing provisions of Section 17, nothing in this Agreement shall prevent or limit Rhein's continuing or future participation in any benefit, bonus, incentive or other plan, program, policy or practice provided by the Company for its executive officers, nor shall anything herein limit or otherwise affect such rights as Rhein has or may have under any stock option, restricted stock or other agreements with the Company or any of its subsidiaries. Amounts which Rhein or Rhein's dependents or beneficiaries, as the case may be, are otherwise entitled to receive under any such plan, policy, practice or program shall not be reduced by this Agreement except as provided in Section 9 hereof with respect to payments under the Severance Benefit Plan if cash payments are made hereunder.

         19. WAIVER OF BREACH. The failure at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.

         20. GOVERNING LAW. This Agreement has been made in, and shall be governed and construed in accordance with the laws of, the State of Ohio. The Parties agree that this Agreement is not an "employee benefit plan" or part of an "employee benefit plan" which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         21. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes or other amounts as shall be required to be withheld pursuant to any applicable law or regulation. Where withholding applies to Common Shares, the Company shall make cashless withholding available to Rhein if permissible by law.

         22.      EXPENSES.

                  (a) Expenses of Agreement. The Company shall pay or reimburse reasonable attorney fees and expenses incurred by Rhein, not to exceed Fifteen Thousand Dollars ($15,000.00), in connection with the preparation and negotiation of this Agreement.

                  (b) Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control the Board or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Rhein the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that Rhein not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Rhein hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a Change in Control it should appear to Rhein that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from, Rhein, the benefits intended to be provided to Rhein hereunder, and that Rhein has complied with all of his obligations under this Agreement, the Company irrevocably authorizes Rhein from time to time to retain counsel of his choice at the expense of the Company as provided in this Section 22, to represent Rhein in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Rhein entering into an attorney-client relationship with such counsel, and in that connection the Company and Rhein agree that a confidential relationship shall exist between Rhein and such counsel. The reasonable fees and expenses of counsel selected from time to time by Rhein as herein provided shall be paid or reimbursed to Rhein by the Company on a regular, periodic basis upon presentation by Rhein of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000.

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

         23. REPRESENTATION. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         24. SUBSIDIARIES AND AFFILIATES. Notwithstanding any contrary provision of this Agreement, to the extent it does not adversely affect Rhein, the Company may provide the compensation and benefits to which Rhein is entitled hereunder through one or more subsidiaries or affiliates.

         25. NO MITIGATION OR OFFSET. In the event of any termination of employment, Rhein shall be under no obligation to seek other employment. Amounts due Rhein under this Agreement shall not be offset by any remuneration attributable to any subsequent employment he may obtain.

         26. SOLE REMEDY. The Parties agree that the remedies of each against the other for breach of this Agreement shall be limited to enforcement of this Agreement and recovery of the amounts and remedies provided for herein. The Parties, however, further agree that such limitation shall not prevent either Party from proceeding against the other to recover for a claim other than under this Agreement.

         IN WITNESS WHEREOF, the Company and Rhein have executed this Agreement as of the day and year first above written.

                             PIONEER-STANDARD ELECTRONICS, INC.

                                      (the "Company")

                             By: /s/ Charles F. Christ
                                 --------------------------------------
                                 Charles F. Christ
                                 Chairman of the Compensation Committee

                             ARTHUR RHEIN

                                      ("Rhein")

                                 /s/ Arthur Rhein
                                 --------------------------------------
                                 Arthur Rhein

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